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                                                                    EXHIBIT 21.1


              LIST OF SUBSIDIARIES OF INTERFOODS OF AMERICA, INC.


NAME OF SUBSIDIARY                                DATE INCORPORATED

Sailormen, Inc.                                   June 27, 1984